ARTICLES OF INCORPORATION
                                       OF
                              DirectShoes.com, Inc.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.


                                   ARTICLE ONE

                                      NAME


The name of the corporation shall be:
                  DirectShoes.com, Inc.
                  1008 N.W. 110th Lane
                  Coral Springs, FL 33071


                                   ARTICLE TWO

                                PRINCIPLE OFFICE

The principle place of business and mailing address of this Corporation shall be:
                  1008 N.W. 110th Lane
                  Coral Springs, FL 33071


                                  ARTICLE THREE

                                  CAPITAL STOCK

The number of shares of stock that this Corporation is authorized to have outstanding at one time is one thousand shares of common stock with a par value of one dollar.

                                  ARTICLE FOUR

                       INITIAL REGISTERED AGENT & ADDRESS

The name and address of the initial registered agent is:
                  Eric Nathanson
                  1008 N.W. 110th Lane
                  Cora1 Springs, FL 33071


                                  ARTICLE FIVE

                                  INCORPORATOR

The name and address of the Incorporator is:
                  Eric Nathanson
                  1008 N.W. 110th Lane
                  Coral Spring, FL 33071


The undersigned has executed these Articles of Incorporation this 18th day of November 1998.


                                     Signature: /s/ Eric Nathanson
                                                ------------------
                                     Date: 11/19/98

                   CERTIFICATE OF DESIGNATED REGISTERED AGENT

Pursuant to the provisions of section 607.0501 Florida Statutes, the undersigned Corporation, under the Laws of the State of Florida submits to the following statement designating the registered agent in the State Of Florida.

1.       The name of the corporation is:
                  DirectShoes.com, Inc.

2.       The  name  and  address  of  the  registered  agent  is:
                  Eric Nathanson
                  1008 N.W. 110th Lane
                  Coral Springs, FL 33071


                                     Signature: /s/ Eric Nathanson
                                                -------------------

                                     Date: 11/19/98


Having been named as the Registered Agent and to accept service of process for the above stated corporation at the place designated in this Certificate, I accept the appointment as Registered Agent and agree to comply with the provisions of all the statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.


                                     Signature: /s/ Eric Nathanson
                                                -------------------
                                     Date: 11/19/98

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

DirectShoes.com, Inc.
--------------------------------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)
         Article Three: The number of shares of stock that this corporation is authorized to have outstanding at one time is fifty million (50,000,000) of common stock with a par value of $0.001.

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:



THIRD: The date of each amendment's adoption: January 6, 1999.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

         [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

         [ ] The amendment(s) was/were approved by the shareholders through voting groups.

                  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                         "The number of votes cast for the amendment(s) was/were
                         sufficient for approval by                           ."
                                                    ----------------------------
                                                            voting group

         [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

         [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


         Signed this     day of                   ,19    .
                    ----       -------------------   ----

Signature: /s/ Eric Nathanson, President
           -----------------------------
          (By the Chairman or vice Chairman of the Board of Directors, President or other officer ut or other officer if adopted by the shareholders)


                                       OR
                   (By a director if adopted by the directors)

                                       OR
              (By an incorporator if adopted by the incorporators)





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